UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
Suite 310 - 815 W. Hastings Street,
Vancouver, B.C.
Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2021, InMed Pharmaceuticals Inc. (“InMed” or the “Company”) and InMed LLC (“Merger Sub”), InMed’s wholly-owned subsidiary, entered into an agreement and plan of reorganization (the “Agreement”) with BayMedica, Inc. (“BayMedica”), BM REP, LLC, as the stockholder representative, and certain BayMedica stockholders, pursuant to which the Company will acquire all of BayMedica’s outstanding shares of common stock. Upon the terms and subject to the conditions of the Agreement, BayMedica will merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”).

Under the terms of the Agreement, at closing of the Merger (the “Closing”), 1.78 million of InMed’s common shares will be issued to BayMedica’s equity and convertible debt holders with any such issued InMed common shares being subject to a six-month contractual hold period. The total number of InMed common shares issuable in the Merger may be reduced in the event that BayMedica’s net liabilities exceed a negotiated threshold following completion of a financial review of BayMedica’s closing balance sheet. The Agreement further provides that 470,000 of the InMed common shares issuable on Closing will be held in escrow, subject to cancellation, to satisfy certain potential post-Closing indemnification and other claim(s) that InMed may have under the Agreement in the six- and twelve-month period following the Closing. In addition, BayMedica’s equity and debt holders would receive Series A warrants to acquire up to 800,000 common shares of InMed, priced at 125% of the 20-day volume-weighted average closing price of the InMed common shares on Nasdaq prior to the third business day before Closing (the “Deal Share Price”), and Series B warrants (collectively with Series A warrants, the “Warrants”) to acquire up to 800,000 common shares of InMed, priced at 200% of the Deal Share Price. Each Warrant is exercisable for one common share. The Warrants cannot be exercised cashless unless being exercised in connection with a change of control of the Company or in connection with a call by the Company. The Warrants will be exercisable beginning six months after the Closing and will expire five years from the Closing. The Closing is subject to various customary closing conditions.

The Company has agreed to file a resale registration statement under the Securities Act to permit the public resale of InMed common shares issued or issuable pursuant to the Agreement and the Warrants no later than 120 days following the Closing.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the consideration to be issued to BayMedica’s equity and convertible debt holders in Item 1.01 of this Report is incorporated by reference into this Item 3.02. The common shares will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts transactions by an issuer not involving any public offering.

Item 7.01. Regulation FD Disclosure.

On September 13, 2021, the Company issued a press release announcing entering into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release, dated September 13, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: September 13, 2021	By:	/s/ Eric A. Adams
Eric A. Adams
President and Chief Executive Officer

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